UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________________________________________

Date of report (Date of earliest event reported):  November 19, 2010

KIT digital, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

168 Fifth Avenue, Suite 302	10010
New York, New York (Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c)).

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

November 19, 2010

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2010, the U.S. Securities and Exchange Commission (the “Commission”) declared effective the registration statement on Form S-3 (File No. 333-169918) of KIT digital, Inc. (the “Company”) filed on October 13, 2010, with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock at an aggregate offering price not to exceed $250,000,000.

On November 19, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC acting as the representative of the several underwriters.  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 8,000,000 shares of its common stock, par value $0.0001 per share (the “Underwritten Shares”) at a price to the public of $12.00 per share.  Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to an additional 1,200,000 shares of its common stock (together with the Underwritten Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover over-allotments, if any.  The Company expects to receive approximately $88,300,000 in net proceeds from the offering after underwriting fees and offering expenses, or approximately $101,800,000 if the underwriters’ over-allotment option is exercised in full.  The offering is scheduled to close on or about November 24, 2010, subject to customary closing conditions.

The offering is being made pursuant to the Registration Statement and the prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated November 19, 2010 (the “Prospectus Supplement”), relating to the Shares.  The Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), on November 19, 2010.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the sale of the Shares.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer and certain significant stockholders of the Company have entered into agreements with the representatives of the underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.  A copy of the opinion of Greenberg Traurig, LLP, as legal counsel to the Company, relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Item 9.01.                                Financial Statements and Exhibits.

(d)   Exhibits.

1.1	Underwriting Agreement dated November 19, 2010.

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (contained in legal opinion filed herewith as Exhibit 5.1).

23.2	Consent of Bennett Thrasher, PC, independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT digital, Inc.

Date: November 19, 2010	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer